Exhibit 10.32
AMENDMENT NO. 2
TO THE
WYNDHAM WORLDWIDE CORPORATION
OFFICER DEFERRED COMPENSATION PLAN
WHEREAS, Wyndham Worldwide Corporation (the “Company”) maintains the Wyndham Worldwide Corporation Officer Deferred Compensation Plan, dated as of the Effective Date, as amended by Amendment No. 1 thereto effective as of December 31, 2008 (as amended, the “Plan”);
WHEREAS, the Company desires to amend the Plan to comply with Code Section 409A; and
WHEREAS, approval by the Company's stockholders is not required with respect to this amendment.
NOW, THEREFORE, effective as of December 31, 2012, the Plan is hereby amended as follows:
Section 10.5 of the Plan is hereby amended and restated in its entirety as follows:
“Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect; provided, however, that in the event that the period during which such Participant or beneficiary is entitled to consider any receipt and release required under this Plan (and to revoke such release, if applicable) spans two calendar years, then any payment that otherwise would have been payable during the first calendar year will in no case be made until the later of (A) the end of the revocation period (assuming that such Participant or beneficiary does not revoke) or (B) the first business day of the second calendar year (regardless of whether such Participant or beneficiary used the full time period allowed for consideration), as and to the extent required for purposes of Code Section 409A. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.”

Except as provided herein all terms and conditions set forth in the Plan shall remain in full force and effect. From and after the date hereof, all references to the Plan shall mean the Plan as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed December 31, 2012.

WYNDHAM WORLDWIDE CORPORATION

By: /s/ Mary R. Falvey
Mary R. Falvey
Executive Vice President and
Chief Human Resources Officer